SCHEDULE 14A
                        Information Required in Proxy Statement
                Schedule 14A is proposed to be amended. See below. Reg. 240.14a-101.

                              SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                                 (Amendment No.  )

Filed by the Registrant ( X )
Filed by a Party other than the Registrant (  )
Check the appropriate box:
( ) Preliminary Proxy Statement
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                  FIRST UNITED CORPORATION
         (Name of Registrant as Specified In Its Charter)

                   FIRST UNITED CORPORATION
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
(X) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
    or 14a-6(i)(2).
( ) $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
____________________________________________________________
2) Aggregate number of securities to which transaction applies:
______________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (1)
______________________________________________________________
4) Proposed maximum aggregate value of transaction:
______________________________________________________________


(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
(  ) Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         _________________________________________
     2)  Form, Schedule or Registration Statement No.:
         _________________________________________
     3)  Filing Party:
         _________________________________________



Federal Securities Law Reports	  			Reg. 240.14a-101















































FIRST UNITED CORPORATION
Oakland, Maryland

Notice of Annual Shareholders' Meeting



March 25, 1994

To Shareholders of
First United Corporation
Oakland, Maryland

Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the "Company") will be held in the McHenry House, the Wisp Ski Area, in McHenry, Maryland 21541. The meeting is scheduled for:

TUESDAY, APRIL 26, 1994 at 3:00 O'Clock P.M.

The purposes of the meeting are to (i) elect sixteen
(16) Directors to serve for the ensuing year, (ii) to ratify the accounting firm of Ernst & Young to act as the independent auditors of the Company and, (iii) to transact such other business as may be properly brought before said meeting or any adjournment thereof.

IT IS HOPED THAT YOU WILL PLAN TO ATTEND, BUT WHETHER
OR NOT YOU CONTEMPLATE ATTENDING THE MEETING, YOU ARE
REQUESTED TO EXECUTE THE ENCLOSED PROXY CARD AND RETURN IT
PROMPTLY.  IF YOU SHOULD ATTEND THE MEETING, YOU MAY
WITHDRAW YOUR PROXY AND VOTE IN PERSON,  SHOULD YOU SO
DESIRE. ALL SHAREHOLDERS OF RECORD AT THE CLOSE OF
BUSINESS ON MARCH 18, 1994, ARE ENTITLED TO VOTE AT THIS
MEETING.

Anyone acting as proxy agent for a Shareholder must present a proxy properly executed by the Shareholder authorizing said agent in form and substance satisfactory to the judges of election, and otherwise in accordance with the Company's By-Laws.

                              Sincerely,



                              WILLIAM B. GRANT
                              Secretary








March 25, 1994



To Our Shareholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Shareholders'
Meeting to be held on Tuesday, April 26, 1994 at 3:00 p.m.
in the McHenry House at the Wisp Ski Area in McHenry,
Maryland 21541.

The notice of meeting and proxy statement accompanying this letter describes the specific business to be acted upon.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity to ask questions on matters of general interest to shareholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided.

There will be a reception with light refreshments immediately following the shareholders' meeting for all registered shareholders.


                              Sincerely yours,



                              RICHARD G. STANTON
                              Chairman of the Board
                              President and Chief Executive Officer
















FIRST UNITED CORPORATION
19 South Second Street
P.O. Box 9
Oakland, Maryland 21550-0009


March 25, 1994

PROXY STATEMENT



INFORMATION CONCERNING THE SOLICITATION

The enclosed Proxy is solicited on behalf of the Board of Directors of First United Corporation (the "Company") and it is requested that it be completed, signed and returned to the Company promptly. The cost of soliciting proxies will be borne by the Company.

In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone, telegraph or facsimile. No additional remuneration will be paid to officers, directors or regular employees who solicit proxies. The Company may reimburse brokers, banks, custodians, nominees and other fuduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. Should you attend the meeting and desire to vote in person, you may withdraw your proxy by requesting management to do so, prior to exercise by the named attorneys. Also, your proxy may be revoked before it is exercised, whether or not you attend the meeting, by notifying William B. Grant, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009, in writing prior to the annual meeting which will be held on April 26, 1994 and your proxy may be revoked by using a subsequently signed proxy. The proxy materials are first being mailed to shareholders on or about March 25, 1994.


SHAREHOLDERS' PROPOSALS FOR 1995 ANNUAL MEETING

Shareholders' proposals intended to be presented at the 1995
Annual Meeting must be received by the Company no later than November 25, 1994.


OUTSTANDING VOTING SECURITIES; VOTING RIGHTS

The holders of record of Common Stock at the close of business on March 18, 1994, will be entitled to vote at the annual meeting. As of that date, there were 6,186,117 shares of Common Stock outstanding and entitled to be voted at the annual meeting except that 422,644 shares, or 6.83%, held by the Trust Department of First United National Bank & Trust (the "Bank"), as sole trustee, may not be voted in the election of Directors. Each share is entitled to one vote. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting, with a quorum present. For purposes of the election of directors, abstentions and broker non-votes do not affect the plurality vote.


STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of Common Stock owned as of December 31, 1993 by directors and nominees for director, each executive officer named in the Summary Compensation Table, all directors and executive officers as a group. To the Company's knowledge, no person beneficially owns more than 5% of the Company's outstanding Common Stock.


                           Common Stock       Percent of
                           Beneficially       Outstanding
NAME                       Owned (1) (2)      Common Stock

David J. Beachy                5,339              .08%
Donald M. Browning            16,774              .27%
Rex W. Burton                  8,485              .14%
John L. Conway                62,818             1.01%
Paul Cox, Jr                     962              .01%
Bowie Linn Grant              43,072              .70%
William B. Grant               3,818              .06%
Robert W. Kurtz               10,643              .17%
Andrew E. Mance               43,525              .70%
Donald E. Moran               92,398             1.49%
Terry L. Reiber                3,914              .06%
I. Robert Rudy                23,929              .39%
Tod P. Salisbury               6,124              .10%
James F. Scarpelli, Sr.       98,184             1.59%
Karen F. Spiker                4,268              .07%
Richard G. Stanton            11,674              .19%
Horace P. Whitworth, Jr.      69,550             1.12%

Directors & Executive Officers
As a group (17 persons)      505,477             8.17%


(1) Except as otherwise indicated and except for shares held by members of an individual's family or in trust, all shares are held with sole dispositive and voting power.

(2)   Does not include 620,209 shares held in the nominee name
First Oak & Co. administered by the Trust Department of the Bank, none of which shares are beneficially owned by any director or executive officer of the Company.

(3) Does not include 432 shares, 279 shares, and 265 shares held in the First United Corporation ESOP for Richard G. Stanton , Robert W. Kurtz, and William B. Grant respectively, as to which voting rights have been retained. Does not include 71,130 shares held by the Trust Department of the Bank in revocable, living trusts of the family of James F. Scarpelli, Sr. and 50,130 shares held by family members of John L. Conway in which voting rights have been retained.

NOMINEES FOR DIRECTORS (PROPOSAL NO. 1)

    (1) The Board has set the number of Directors at sixteen (16). The shareholders will vote at this Annual Meeting for directors who will serve a one year term expiring at the Annual Meeting of shareholders in 1995. The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee herein will be unable to serve.

    (2) The Board of Directors has placed into nomination the following nominees:

NAME              AGE      OCCUPATION DURING    DIRECTOR OF THE
               (As of      PAST 5 YEARS         COMPANY OR ANY
               12/31/93)                        OF ITS SUBSIDIARIES
                                                SINCE
                             (1)                      (2)

David J. Beachy     53     Vice President,             1979
                           Fred E. Beachy Lumber Co., Inc.
                           Building Supplies

Donald M. Browning  68     Chairman of the Board       1963
                           Brownings, Inc., Retail Groceries

Rex W. Burton       59     Owner & President           1991
                           Burton's, Inc., Dry Goods

John L. Conway      73     Banker, Retired 1986        1983

Paul Cox, Jr.       54     President,                  1993
                           Antietam Business Equipment

Bowie Linn Grant    68     Retired Physician, 1990     1981

Robert W. Kurtz     47     Executive Vice President    1990
                           and Treasurer
                           First United Corporation
                           Executive Vice President, First United
                           National Bank & Trust

Andrew E. Mance     79     Physician                   1958

Donald E. Moran     63     Chairman of the Board       1961
                           and President, First United
                           Bank of West Virginia, N.A.,
                           Secretary/Treasurer, Moran Coal Company

I. Robert Rudy      41     Owner, Rudy's Dept.          1992
                           Store, Dry Goods

Terry L. Reiber     46     Banker, President/CEO        1988
                           Myersville Bank

Tod P. Salisbury    41     Partner, Salisbury &         1989
                           McLister Law Firm

James F. Scarpelli, 79     Owner, Scarpelli             1983
Sr.                        Funeral Home


Karen F. Spiker     42     Real Estate Broker,          1988
                           A & A Realty
                           Better Homes and Gardens

Richard G. Stanton  54     Chairman of the Board,       1973
                           President and CEO First United
                           Corporation and First United
                           National Bank & Trust

Horace P. Whitworth,81     Attorney-at-Law, General     1970
Jr.                        Counsel of First United
                           Corporation, First United
                           National Bank & Trust, First
                           United Securities, Inc.,
                           Oakfirst Life Insurance Corp. and
                           First United Insurance Agency, Inc. (3)

 (1) Except as otherwise indicated, there has been no change in the principal occupation or employment during the past five years.
 (2) This date refers to the year when the individual, with the exception of Messers. Moran, Reiber, Rudy, Salisbury, and Ms. Spiker, became a Director of First United National Bank & Trust, a subsidiary of the Company. Donald E. Moran became a Director of First United Bank of West Virginia, N.A. in 1961 and a Director of the Company in 1988. Robert W. Kurtz became a Director of the Company in 1990. I. Robert Rudy and Karen
     F. Spiker became Directors of the Company in 1992. All other directors became directors of the Company in 1985. Paul Cox, Jr., Terry L. Reiber, and Tod P. Salisbury became directors of the Company in 1993 and Myersville Bank in 1993, 1988, and 1989 respectively.
 (3) Horace P. Whitworth, Jr., Esquire has been retained as
     General Counsel for the Company and several subsidiaries of the Company, (First United National Bank & Trust, First United Securities, Inc., Oakfirst Life Insurance Corporation, and First United Insurance Agency, Inc.). The Company and the aforementioned subsidiaries propose to retain Mr.
     Whitworth as General Counsel for the current fiscal year.

The Board of Directors recommends that shareholders vote "FOR" such nominees.

Directors Fees and Meeting Attendance
  A director of the Company receives up to $350 for a Board meeting and up to $175 for each committee meeting of the Board of which the Director is a member, depending on the length of the meeting. Directors of subsidiaries of the Company are compensated for their attendance of meetings of the subsidiaries' Boards.

  During 1993 the Board of Directors of the Company held sixteen meetings. All incumbent Directors who are nominees for re-election attended at least 75% of the Board Meetings and meetings of each committee of the Board on which such Director served, with the exception of Donald M. Browning, who attended 44% of such Board meetings and 100% of meetings of the committees on which he serves.
 In addition, Directors of the Company's subsidiaries have met in accordance with guidelines established by the Board of Directors. Committees of the Board of Directors.

  In addition to meeting as a group, certain members of the Board also devote their time to certain standing committees. Among those committees are the Audit, Investment and Funds Management and Executive Committees, whose members and principal functions are listed below. The Chairman of the Board, President and CEO of the Company, Richard G. Stanton, is an exofficio member of all committees, except the Audit Committee.

Audit Committee - The Audit Committee, which consists of Donald M. Browning, Dr. B.L. Grant, Donald E. Moran, and Karen F. Spiker, reviews significant audit and accounting principles, policies and practices, meets with the Company's auditor to review the Company's internal auditing function, and meets with the Company's independent auditors to review the results of the annual examination. This Committee met four times in 1993.

 Investment and Funds Management Committee - This Committee reviews and recommends changes to the Company's asset and liability, investment, liquidity, and capital plans. The Investment and Funds Management Committee met once in 1993. Members of the Committee are: David J. Beachy, Robert W. Kurtz, Dr. Andrew Mance, I. Robert Rudy, and James F. Scarpelli, Sr.

  Executive Committee - This Committee is responsible for reviewing and recommending changes to the Company's insurance program, overseeing compliance with the Company's By-Laws and Articles of Incorporation, supervising the Company's CEO, monitoring the performance of the Company and its subsidiaries, recommending changes to the Company's and subsidiaries' personnel policies, serving as a director nomination committee, and functions with the authority of the full Board between meetings of the Board.

The Executive Committee met one time in 1993. Members of the Committee are: Rex W. Burton, Dr. B.L. Grant, Robert W. Kurtz, I. Robert Rudy, and Horace P. Whitworth, Jr.

 Executive Compensation Committee - The Executive Compensation Committee is responsible for recommending to the Board a compensation policy for the CEO and other Executive Officers of the Company and its subsidiaries. Members of this Committee are:
David J. Beachy, Rex W. Burton, I. Robert Rudy, and Horace P. Whitworth, Jr. This Committee met four times in 1993. The following directors from First United National Bank & Trust Board also served on this Committee: Richard D. Dailey, Elaine L. McDonald, and Robert G. Stuck.

Compensation Commitee Interlocks and Insider Participation

The Executive Compensation Committee is comprised of members of the Board of Directors of the Company and of First United National Bank & Trust who are not employees of the Company. Mr. Whitworth, who serves as General Counsel to the Company and certain of its affiliates, received approximately $20,000 in legal fees in connection with such services during 1993.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS (PROPOSAL NO. 2)

  Subject to ratification by shareholders, the Board of Directors has reappointed Ernst & Young as Independent Auditors to audit the consolidated financial statements of the Company and its subsidiaries. Ernst & Young has advised the Company that no one within the firm nor any of its members or associates has any direct financial interest in or has any connection with the Company or its subsidiaries other than as Independent Auditors. No representatives of Ernst & Young are expected to be present at the Annual Meeting.

The Board of Directors recommends that shareholders vote "FOR" such ratification.

REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following sets forth the total remuneration for services in all capacities paid during each of the last three fiscal years to the chief executive officer and each of the other executive officers of the Company as to whom total remuneration exceeded $100,000 during the fiscal year ended December 31, 1993.


     Name and            Year   Salary   Bonus     All other
Principal Position                               Compensation
                          (1)      (2)       (3)     (4)

Richard G. Stanton       1993 $158,939  $18,637   $19,463
Chairman of the Board    1992  158,532   35,564    21,970
President and CEO        1991  142,836        0    17,842


Robert W. Kurtz          1993 $107,396  $17,945   $10,187
Executive Vice President 1992  104,711   25,198    12,221
and Treasurer            1991   93,396        0    10,658

William B. Grant         1993  $95,196  $17,945   $12,567
Executive Vice President 1992   95,196   25,198    13,885
and Secretary            1991   84,996        0    11,258

(1)  Includes directors fees.
(2)  The bonus was issued in 1994 for 1993 performance.
(3) Includes (i) basic and matching contributions made by the Company under the Company's Profit Sharing Plan of $18,429, $9,520, $11,900 for Messrs. Stanton, Kurtz, and
     Grant, respectively, and (ii) contributions made by the Company under the Employee Stock Ownership Plan of $1,035, $668, and $668 for Messrs. Stanton, Kurtz, and Grant respectively. Each of Messrs. Stanton, Kurtz, and Grant has in excess of 7 years of credited service under the respective plans, and is therefore 100% vested.

 (4) First United National Bank & Trust's profit sharing plan and pension and salary deferral plan are described under the caption "Pension and Profit Sharing".

Executive Compensation Committee Report

The basic philosophy of the Company's compensation program is to offer competitive compensation for all executive employees that takes into account both individual contributions and corporate performance. Compensation levels for executives were recommended by the Executive Compensation Committee and approved by the non-employee directors of the Board.

The principal elements of executive compensation are salary and bonus. Base salaries are set at levels intended to foster a career orientation among executives, consistent with the long-term nature of the Company's business objectives. Salary adjustments and bonus amounts are determined in accordance with the Annual Incentive Program established for executive officers and other members of senior management in 1992.

The program, which was developed in consultation with the Company's independent auditors, utilizes a targeted goal oriented approach whereby each year the Compensation Committee establishes performance goals based on the recommendation of the Chairman and Chief Executive Officer. The performance goals include such strategic financial measures as: Return on Equity, Return on Assets, and Efficiency Ratio. Each of these elements is weighted approximately the same. The measures are established annually at the start of each fiscal year and are tied directly to the Company's business strategy, projected budgeted results and competitive peer group performance.

The targeted goals are set at levels which reward only continued exceptional Company performance in the upper percentile of the competitive peer group. The incentive awards (consisting of upward salary adjustments and bonus amounts) are expressed as a percent of base pay (excluding director fees) and measured on a range around the targeted goals with a fixed maximum incentive award. Performance below certain stated minimum threshold levels will result in no incentive payout to the executives. The goals established at the beginning of fiscal 1993 were met, and accordingly, bonuses were awarded. However, since the targets were not exceeded to the same extent as in prior years, the amounts ofsalary adjustment were lower.

                           BY:      EXECUTIVE COMPENSATON COMMITTEE
                                    I. Robert Rudy, Chairman
                                    David J. Beachy
                                    Rex W. Burton
                                    Richard D. Dailey
                                    Elaine L. McDonald
                                    Robert G. Stuck
                                    Horace P. Whitworth, Jr.


PERFORMANCE GRAPH
Set forth below is a graph showing 5 year cumulative total return of the First United Corporation Common Stock as compared with the NASDAQ - listed bank index and the NASDAQ total index.

        Total   NASDAQ  First United
Year    NASDAQ  Banks   Corp
1989    121.24  111.15  123.22
1990    102.95   81.41  110.97
1991    165.19  133.41  111.76
1992    192.08  193.95  139.65
1993    219.19  221.04  254.23


PENSION AND PROFIT SHARING PLANS

The following table shows the maximum annual retirement benefits payable under the Company's Defined Benefit Pension Plan for various levels of compensation during the year of service:



APPROXIMATE ANNUAL BENEFIT UPON RETIREMENT AT AGE 65 BASED ON YEARS OF CREDITED SERVICE
FINAL ANNUAL
COMPENSATION  15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
$   30,000    $  6,000   $  8,000  $  10,000  $  12,000  $  14,000
    70,000      15,000     20,000     25,000     30,000     35,000
    110,000     24,000     32,000     40,000     48,000     56,000
    150,000     33,000     44,000     55,000     66,000     77,000
    190,000     33,000     44,000     55,000     66,000     77,000

    For purposes of this table, final average compensation shown is twelve times the average of the highest sixty consecutive months in the last one hundred twenty months preceding normal retirement. Also, for purposes of the table, benefits are payable for life with a minimum guarantee of ten years. Benefits are computed on an actuarial basis to convert the benefits as normal retirement to a lifetime only benefit, the amounts would be increased by a factor of 1.0677% during 1993. Social Security benefits are not shown on the table and would not reduce retirement benefits under the plan.

Projected Benefits for Highly Compensated Employees:

                 CURRENT          CREDITED SERVICE    ESTIMATED
                 COMPENSATION     AT NORMAL           ANNUAL
                 COVERED BY THE   NORMAL RETIREMENT   BENEFITS
                 PLAN                                 AT RETIREMENT

Richard G. Stanton  $147,439        44 Years         $ 88,925
Robert W. Kurtz       95,196        38 Years           51,084
William B. Grant      95,196        40 Years           52,987

 The Company also has a Profit Sharing Plan wherein all eligible officers and employees share in the net earnings. Eligibility is determined by one year of service requiring one thousand or more hours worked during that year. Benefits under the plan which consist of a percentage of salary, vest as follows:

Years of            Vested         Years of              Vested
Service             Percentage     Service               Percentage

Less than 3 years      0%        More than 5 but less than 6    60%
More than 3 but       20%        More than 6 but less than 7    80%
   less that 4
More than 4 but       40%         7 years and over             100%
   less than 5

Contributions to the Plan are within the discretion of the Board of Directors. Contributions to the Plan for 1993 and 1992 were $566,448 and $459,014, respectively. The Plan also provides for salary deferrals pursuant to Section 401(k) of the Internal Revenue Code. The Company matches 50% of the first 4% of deferred salary and 25% of deferrals over 4% and up to 6% of salary. The Profit Sharing Plan is administered by the Trust Department of First United National Bank & Trust.

The Company implemented an Employee Stock Ownership Plan in 1988.
Eligibility parameters for the ESOP are similar to the Profit
Sharing Plan. In 1993 and 1992, the Company contributed $33,887 and $92,047 respectively to the Plan.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

  Some of the directors and officers of the Company and their associates were customers of and had banking transactions with banking subsidiaries of the Company in the ordinary course ofbusiness during 1993. All loans and loan commitments included in such transactions were made on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and in the opinion of the management of the Company, do not involve more than a normal risk of collectability or present other unfavorable features.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

  Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 1993 its executive officers and directors complied with the Section 16(a) requirements, except that late filings were made with respect to the following reporting persons. One report was filed approximately 4 days late by Mr. Kurtz; one report was filed approximately 4 days late by Mr. Moran; one report was filed approximately 5 days late by Mr. Rudy; and one report was filed approximately 5 months late by Mr. Scarpelli.


OTHER MATTERS

 As of the date of this proxy statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgement.



                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 WILLIAM B. GRANT
                                 Secretary to the Board











PROXY
FIRST UNITED CORPORATION
P.O. Box 9
Oakland, MD 21550-0009

  The undersigned hereby appoints Bonnie J. Fedde and William L. Graham, and each of them, as Proxies, with the powers the undersign power of substitution, andhereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of First United Corporationheld of record by the undersigned on March 18, 1994, at the annual meeting of shareholders to be held on April 26, 1994, or any adjournment thereof.

(Please sign on reverse side and return immediately)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
- - ------------------------------------------------------------
FOLD AND DETACH HERE

FIRST UNITED CORPORATION
CAPABLE AND EAGER TO MEET THE
FINANCIAL NEEDS OF ITS
SHAREHOLDERS

Dividend Reinvestment
  A convenient way to make your shares in First United GROW!! Our plan also allows you to purchase additional shares.

Trust Services
  First United offers a complete array of trust services designed to meet the individual needs of our clients. These services include personal trusts, estate planning, employee benefit plans, estate administration and fully managed IRA's.

Loans
  First United has a long history of meeting the credit needs of its customers by offering a variety of loans for nearly all customer needs.

Brokerage
  You may now receive the quality of full services brokerage through PrimeVest, which is available at First United.



Certificates of Deposit
  A complete selection of fully-insured deposit products are available at First United. Inversors can select from a range of maturities. Our skilled Customer Service Officers are capable of designing investment programs to plan for college, retirement, and other goals.

President's Club
  The President's Club is a truly unique club which brings together the special customers of First United for informative seminars, delightful trips and special promotions.

THIS LIST IS ONLY A SAMPLE OF THE SERVICES WHICH YOU, OUR OWNERS
CAN TAKE ADVANTAGE OF.

FOR MORE DETAILS ON THESE EXCITING SERVICES, CALL ROBIN MURRAY,
TOLL FREE AT (800)-296-9471








































1. Election of Directors:

For                           WITHHOLD
all nominees                  AUTHORITY
listed (except as             to vote for all
marked to the contrary)       nominees listed

         O                           O

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

David J. Beachy             Paul Cox Jr.,
Donald M. Browning          Bonnie Lynn Grant
Rex W. Burton               Robert W. Kurtz
John L. Conway              Andrew E. Mance
Donald E. Moran             James F. Scarpelli, Sr.,
Terry L. Reiber             Karen F. Spiker
Tod P. Salisbury            Richard G. Stanton
I. Robert Rudy              Horace P. Whitworth, Jr.

2. Proposal to ratify the Appointment of Ernst & Young as the independent auditors of First United Corporation.

FOR AGAINST ABSTAIN

 O     O       O

3. In their descretion the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.


THIS PROXY WILL BE VOTED AS SPECIFIED. HOWEVER, IN THE ABSENCE OF DIRECTION TO THE CONTRARY, THE ATTORNEYS NAMED HEREIN INTEND TO VOTE THIS PROXY "FOR" PROPOSALS 1 AND 2 HEREON, AND FOR MATTERS WHICH MAY BE PRESENTED AT THE MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF THE AFORESAID
ANNUAL MEETING OF SHAREHOLDERS.

(Date)

(Please date and sign name or names exactly as they appear on your stock certificate)